EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the City National Rochdale International Trade Fixed Income Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the City National Rochdale International Trade Fixed Income Fund LLC for the period ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the City National Rochdale International Trade Fixed Income Fund LLC for the stated period.

/s/ Garrett R. D’Alessandro Garrett R. D’Alessandro President, City National Rochdale International Trade Fixed Income Fund LLC	/s/ Greg Francoeur Greg Francoeur Treasurer, City National Rochdale International Trade Fixed Income Fund LLC
Date August 26, 2015	Date September 3, 2015

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by City National Rochdale International Trade Fixed Income Fund for purposes of Section 18 of the Securities Exchange Act of 1934.